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                                  Exhibit 10.40

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 24th day of September 1996, between The Tracker Corporation of America a Delaware corporation (the "Company") and I. Bruce Lewis (the "Executive").

                                    RECITALS

         A. The Company provides a unique service for its registered members to encode their personal possessions for identification purposes. The Company maintains a database of stored membership information and is the owner of, or has the right to use this unique identification system, and is the owner of, or has the right to use the patents, design, trademarks, copyrights and other intellectual property embodied therein, including certain confidential information relating to the system and business records, customer and supplier lists and information with respect to the method of carrying on the business of the Company. The Executive has been employed by the Company and consequently has substantial experience and expertise in managing and operating the business of the Company.

         B. The Company desires to retain the services of the Executive as its President, Chief Executive Officer and Chief Operating Officer, and the Executive desires and is willing to be employed by the Company in those capacities.

         C. The Company and the Executive desire to embody the terms and conditions of the Executive's employment in a written agreement, which will supersede all prior agreements of employment, whether written or oral, between the Company and the Executive, pursuant to the terms and conditions hereinafter set forth.

                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of their mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                 DUTIES AND TERM

         1.1 Employment

         (a) The Executive is employed as the President, Chief Executive Officer and Chief Operating Officer of the Company. The Executive shall have such duties and responsibilities as shall be assigned to the Executive from time to time by the Board of Directors of the Company (the "Board") in the Executive's capacity as the President, and Chief Executive Officer and Chief Operating Officer of the Company.

         (b) The Executive may agree to serve, if elected, as a director of the Company and as an officer or director of any subsidiary or affiliate of the Company.


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         (c) During the period of his employment hereunder, the Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that the Executive may serve or continue to serve on the board of directors or hold other offices or positions in companies or organizations if they involve no conflict of interest with the interests of the Company and may engage in customary professional activities which in the judgment of the Board will not materially affect the performance by the Executive of his duties hereunder. The Executive has disclosed to the Board all material business ventures in which he is currently involved, and subject to approval by the Board (after written notice to it), may in the future have other business investments and participate in other business ventures which may, from time to time, require portions of his time, but shall not interfere with his duties hereunder.

     1.2 Term. The term of this Agreement shall commence on October 1, 1996 and shall continue, unless sooner terminated as provided herein, for three (3) years (the "Initial Term"). Thereafter, the term of this Agreement shall automatically be extended for successive one (1) year periods ("Renewal Terms") unless either the Board or the Executive gives written notice to the other at least ninety
(90) days prior to the end of the Initial Term or any Renewal Term, as the case may be, of its or his intention not to renew the term of this Agreement. The Initial Term and any Renewal Terms of this Agreement shall be collectively referred to as the "Term."

     1.3 Location. During the Term of this Agreement, the Executive shall be based in the principal offices of the Company in the greater Toronto, Ontario, Canada metropolitan area (hereinafter collectively referred to as the "Base City"), and shall not be required to be based anywhere other than the Base City, except for travel reasonably required in the performance of his duties hereunder and except as may be otherwise agreed to by the Executive in his sole discretion.

                                   ARTICLE II
                                  COMPENSATION

     2.1 Base Salary

         (a) Subject to the further provisions of this Agreement, the Company shall pay the Executive during the Term of this Agreement a base salary at an annual rate of not less than One Hundred Seventy Five Thousand Dollars ($175,000)(United States currency) (the "Base Salary"). The Base Salary shall be increased on April 1, 1997 and April 1, 1998 by Thirty Seven Thousand Five Hundred Dollars ($37,500) (United States currency), respectively, if the Company generates Positive Cash Flow for the previous fiscal year (for the purposes of this Agreement, Positive Cash Flow will be determined when the sum of the net cash used in operating activities, plus the current and long-term deferred revenue for the fiscal year as disclosed in the Company's annual Consolidated Financial Statements, is a positive number), which increased salary shall then become the Base Salary. The Base Salary of the Executive shall not be decreased at any time during the Term of this Agreement from the amount of Base Salary in effect from time to time. Participation in deferred compensation, discretionary bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the Base Salary payable to the Executive under this
Section 2.1. The Base Salary under this Section 2.1 shall be payable by the Company to the Executive not less frequently than semi-



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monthly.

     2.2 Discretionary Bonuses. Subject to the further provisions of this Agreement, during the Term of this Agreement the Executive shall be entitled to participate in an equitable matter with all other senior executives of the Company in such discretionary bonuses an may be authorized, declared and paid to the Company's senior executives generally. The foregoing shall not give the Executive the right to participate in any individualized bonus programs whether or not such bonus programs are applicable to any or all of the Company's other senior executives.

     2.3 Participation in Retirement and Employee Benefit Plans; Fringe Benefits. The Executive shall be entitled to participate in all plans of the Company relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, hospitalization and medical coverage, disability, travel or accident insurance, education or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its senior executives, subject to the terms and conditions of such plans. In addition, the Executive shall be entitled to participate in any other annual fringe benefits, such as club dues and fees of professional organizations and associations, which are now or may become applicable to the Company's senior executives, a car allowance the amount of which shall not exceed $10,000 per annum and any other benefits which are commensurate with the duties and responsibilities to be performed by the Executive under this Agreement. The Executive shall, during the Term of his employment hereunder, continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits available to the Executive as an employee of Tracker Canada as of the date of this Agreement.

     2.4 Vacations. The Executive shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise determines. The amount and timing of paid vacations shall be scheduled in a manner reasonably acceptable to the Company and shall conform to the standards set forth in the policies and procedures, if any, established by the Company with respect to vacations and other absences.

     2.5 Expense Reimbursements. The Company, in accordance with such uniform expense reimbursement policies and procedures as it may adopt, shall reimburse all of the Executive's out-of-pocket expenses properly incurred by the Executive in connection with the performance of his duties hereunder and substantiated to the Company. Except as provided herein to the contrary, all expense reimbursements, and other amounts due under this Section 2.6, shall be paid to the Executive on or before the twenty-fifth (25th) day following the receipt by the Company of the annual audited financial statements of the Company; provided however, that the foregoing shall not prevent the Company from paying expense reimbursements as they are incurred and reported by the Executive.

     2.6 Relocation Expenses. If the Company decides to relocate the Executive, the Company shall pay the Executive, twenty-five percent (25%) of the Executive's Base Salary (not in excess of $25,000 per occurrence) or shall reimburse the Executive for expenses in connection with the relocation of the Executive and his family whichever is less. Such expenses shall include, but shall not be limited to, real estate sales commissions and expenses incurred in connection with the sale by the Executive of his principal residence, expenses associated with


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moving the Executive's household goods, transportation of the Executive and his family in connection with such relocation and temporary housing as reasonably required by such relocation.


                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

     3.1 Death or Retirement of Executive. This Agreement shall automatically terminate upon the death or Retirement (as defined in Section 3.4) of the Executive.

     3.2 By the Executive. The Executive shall be entitled to terminate this Agreement by giving written notice to the Company.

         (a) at least ninety (90) days prior to the end of the Initial Term of any Renewal Term of this Agreement;

         (b) for Good Reason (as defined in Section 3.4) prior to a Change of Control (as defined in Section 3.4); and

         (c) for Good Reason following a Change of Control.

      3.3 By the Company. The Company shall be entitled to terminate this Agreement by giving written notice to the Executive, executed by at least two-third (2/3) of the members of the Board:

         (a) at least ninety (90) days prior to the end of the Initial Term of any Renewal Term of this Agreement;

         (b) in the event of the Executive's Disability (as defined in Section 3,4); and

         (c) for Cause (as defined in Section 3,4).

     3.3 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "Cause" shall mean any of the following:

            (i) the conviction of or a plea of guilty or nolo contendere by the Executive to a felony or serious misdemeanor involving fraud, embezzlement, theft, dishonesty any other crime involving moral turpitude;

            (ii) an act or acts of dishonesty on the part of the Executive in connection with the performance of his duties hereunder that constitute a felony or serious misdemeanor and resulting or intended by the Executive to result directly or indirectly in personal gain or enrichment at the expense of the Company;


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            (iii) failure of or refusal on the part of the Executive to substantially perform all of his duties hereunder, which failure or refusal shall not be cured within fifteen (15) days following (A) receipt by the Executive of a written notice, executed by at least two-thirds (2/3) of the Board, specifying the factors or events constituting such failure or refusal, and (B) a reasonable opportunity for the Executive to correct such deficiencies;

            (iv) the Executive's use of drugs and/or alcohol in violation of then current Company policy;

            (v) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, momentarily or otherwise; or

            (vi) other material breach of this Agreement by the Executive, which breach shall not be cured within fifteen (15) days after written notice thereof to the Executive, executed by at least two-thirds (2/3) of the members of the Board.

         (b) "Change of Control" shall mean a change in ownership or control of the Company effected through any of the following transactions (other than a transaction contemplated by the Reorganization Agreement entered into by and between the Company and Tracker Canada as of May 26, 1994);

            (i) the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possession more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders or other transaction, in any case whether or not the Board recommends that the Company' stockholders accept this offer.

            (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

            (iii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

            (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

            (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.


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         (c) "Disability" shall mean the Executive's failure substantially to perform his duties hereunder on a full-time basis for a period exceeding one hundred eighty (180) consecutive days or for periods aggregating more than one hundred eighty (180) days during any twelve (12) month period as a result of incapacity due to physical or mental illness not due to drug or alcohol abuse. If there is a dispute as to whether the Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute shall be submitted for resolution to a licensed physician agreed upon by the Board and the Executive, or if an agreement cannot be promptly reached, the Board and the Executive will each select a physician, and if these physicians cannot agree, they will pick a third physician whose decision shall be binding on all parties. If such a dispute arises, the Executive shall submit to such examinations and shall provide such information as such physician(s) may request, and the determination of the physician(s) as to the Executive's physical or mental condition shall be binding and conclusive; provided, however, that the Executive shall be conclusively presumed not to be Disabled until the Board provides written notice to the Executive or his representative, signed by at least two-thirds (2/3) of the members of the Board, concerning its final determination of the Executive's status under this Section 3.4(c).

         (d) "Good Reason" shall mean any of the following if the same shall occur without the Executive's express prior written consent:

            (i) a material change by the Company in the Executive's function, duties or responsibilities (including reporting responsibilities), which would cause the Executive's position with the Company to become of less dignity, responsibility and importance than those associated with his functions, duties or responsibilities as of the date of this Agreement, or in the case of a change of Control, involving duties of a scope less than that associated with the Executive's most significant position with the Company during the ninety (90) day period immediately preceding the date such Change of Control occurs;

            (ii) the Executive's Base Salary is reduced by the Company;

            (iii) relocation of the Executive's principal place of employment to a place located outside of the Base City;

            (iv) the failure by the Company to obtain the assumption by operation of law or otherwise of this Agreement by any entity which is the surviving entity in any merger or other form of corporate reorganization involving the Company or by any entity which acquires all or substantially all of the Company's assets; or

            (v) other material breach of this Agreement by the Company, which breach shall not be cured within fifteen (15) days after written notice thereof to the Company.

         (e) "Retirement" shall mean normal retirement at age 60 or in accordance with retirement rules generally applicable to the Company's senior executives.

                                   ARTICLE IV


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                 COMPENSATION UPON TERMINATION OF EMPLOYMENT

      4.1 Termination by the Company for Cause or by the Executive Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason, the Company shall:

         (a) pay the Executive (or his estate or beneficiaries) any Base Salary which has accrued but not been paid as of the termination date (the "Accrued Base Salary");

         (b) reimburse the Executive (or his estate or beneficiaries) for allowable expenses incurred by him prior to the date of termination which are subject to reimbursement hereunder pursuant to applicable Company policies then in effect (the "Accrued Reimbursable Expenses");

         (c) provide to the Executive (or his estate or beneficiaries) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits");

         (d) pay the Executive (or his estate or beneficiaries) any discretionary bonus and any individualized bonuses or other payment due to the Executive under the terms of this Agreement or any other agreement between the Executive and the Company, which has accrued and been earned but has not been paid (the "Accrued Bonus"); and

         (e) in addition, the Executive (or his estate or beneficiaries) shall have the right to exercise all vested, unexercised stock options outstanding a the termination date in accordance with the terms of the plans and agreements pursuant to which such options were issued.

     4.2 Termination by the Company Without Cause or by the Executive for Good Reason Prior to a Change of Control or due to the Expiration of the Term of this Agreement, or the Death or Disability of the Executive. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, in each case prior to a Change of Control, or due to the expiration of the Term of this Agreement, or the death or Disability of the Executive, the Company shall:

         (a) pay the Executive the Accrued Base Salary;

         (b) pay the Executive the Accrued Reimbursable Expenses;

         (c) pay the Executive the Accrued Benefits pursuant to the terms of the plans, programs or arrangements governing such Accrued Benefits, including any benefits required to be paid or provided in the event of the Executive's death or Disability under applicable law;

         (d) pay the Executive the Accrued Bonus;

         (e) pay the Executive his Base Salary, as and when the same would have been paid to the Executive pursuant to Section 2.1 had the termination not occurred, until the end of the then current Term of this Agreement; provided, however, than in no event shall the Base Salary paid to the Executive pursuant this Section 4.2(e) be for less than one (1) year;


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         (f) maintain in full force and effect, for the continued benefit of the
Executive and his eligible beneficiaries, until the first to occur of (I) his attainment of alternative employment; provided that, except in the case of death or Disability, the Executive agrees to use reasonable efforts to obtain suitable employment with another company following termination; or (ii) twelve (12) months following the termination date, the employee benefits pursuant to Company-sponsored benefit plans, programs or other arrangements in which the Executive was entitled to participate immediately prior to such termination, but only to the extent that the Executive's continued participation is permitted under the general terms and provisions of such plans, programs and arrangements; and

         (g) in addition, the Executive (or his estate or beneficiaries) shall have the right to exercise all vested, unexercised stock options outstanding at the termination date in accordance with the terms of the plans and agreements pursuant to which such options were issued.

     4.3 Upon Termination by the Company Without Cause or by the Executive for Good Reason Following a Change of Control.

         (a) If, following a Change of Control, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company shall make the payments and provide to the Executive the same benefits set forth in Section 4.2 hereof. In addition, all unvested stock options owned by the Executive at the date of termination shall become fully vested at the termination date, and the Executive (or his estate or beneficiaries) shall have the right to exercise all vested, unexercised stock options outstanding at the termination date (including the accelerated options) in accordance with the terms (except the vesting terms with respect to the accelerated options) of the plans and agreements pursuant to which such options were issued.

         (b) Notwithstanding anything herein to the contrary, if the deductibility by the Company of any payments to be made to the Executive under this Agreement would be limited by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or if an excise tax would be imposed with respect to such payments under Section 4999 of the Code, or any successor provisions thereto, the payments to be made to the Executive hereunder shall automatically be limited to an amount equal to the maximum amount that would otherwise be deductible by the Company under Code Section 280G and that will not result in an excise tax under Code Section 4999; provided, however, that if pursuant to a final determination of a court of competent jurisdiction or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Agreement, any portion of the aggregate payments made hereunder would not be deductible by the Company under Code
Section 280G, the Executive agrees to pay to the Company, upon demand, an amount equal to the sum of (I) the portion of such amount that would not be deductible by reason of Code Section 280G, and (ii) interest on the amount set forth in clause (I) of this sentence at the Applicable Federal Rate (as defined in Section 1274(d) of the Code) from the date of receipt of such excess payment through the date of repayment. In applying the provisions of this Section, if, for any reason, any exemption from the applicable of the rules of Sections 280G and/or 4999 of the Code shall be available under the terms of said sections or under any applicable regulations or rulings thereunder, such exemption shall be fully applied.


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No payment under this Agreement or otherwise that is not a "parachute payment"
under Section 280G of the Code shall be taken into account in applying the provisions of this Section. Calculations necessary to be made in applying the provisions of this Section shall be made by the public accounting firm serving as the Company's independent auditor immediately prior to a Change of Control, whose determination, made in good faith, shall be binding and conclusive upon both the Company and the Executive.

     4.4 Restricted Stock. If the Executive's employment is terminated pursuant either to Section 4.2 or Section 4.3 hereof at a time when the Executive holds Company stock which constitutes "restricted securities" within the meaning of Securities and Exchange Commission Rule 144(a)(3), then the Company will use its best efforts to eliminate the restrictions applicable to such shares of Company stock and to make such shares of Company stock freely tradable by the Executive.

                                    ARTICLE V
                              RESTRICTIVE COVENANTS

     5.1   Confidentiality.

         (a) The executive agrees that, during the Term of this Agreement, and at any time following its termination, he will keep all trade secrets and/or proprietary information (collectively, "Confidential Information") of the Company in strict confidence and agrees not to disclose any Confidential Information to any other person, firm, association, partnership, corporation or other entity for any reason except as such disclosure may be required in connection with his employment hereunder. The Executive further agrees, during the Term of this Agreement, and at any time following its termination not to use any Confidential Information for any purpose except on behalf of the Company.

         (b) For purposes of this Agreement, "Confidential Information" shall mean any information, process or idea that is not generally known in the industry, that the Company considers confidential, and/or that gives the Company a competitive advantage, including, without limitation, computer program listings, source code and object code; all information relating to hardware, software and other technology under development by or licensed to the Company, including but not limited to schematics, prototypes, flow charts, design statistics, specifications, evaluations, test results and beta-test results; customer lists and records; hardware design and/or programming techniques and development tools; joint ventures with other companies; suppliers, production costs or production information; business or marketing plans; business forecasts; management information systems; trade secrets; processes; formulae; know-how; methods and procedures of operation; proposals; budgets and forecasts; sales records and any other licensed, patented or copyrighted documentation. The Executive understands that the above list is intended to be illustrative and that other Confidential Information may currently exist or arise in the future. If the Executive is unsure whether certain information or material is Confidential Information, the Executive shall treat that information or material as confidential unless the Executive is informed by the Company, in writing, to the contrary. "Confidential Information" shall not include any information which; (I) is or becomes publicly available through no act or failure of the Executive; (ii) was or is rightfully learned by the Executive from a source other than the Company before being received from the Company; or (iii) becomes


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independently available to the Executive as matter of right from a third party.
If only a portion of the Confidential Information is or becomes publicly available, then only that portion shall not be Confidential Information hereunder.

         (c) In the event that the Executive shall make any invention, discovery, design improvement or copyright work (collectively, an "Invention") relating to or capable of being used in the business of the Company, the Executive shall promptly disclose to the Company the full details thereof. The Executive hereby acknowledges and agrees that the Company shall have full ownership rights in any such Invention, by virtue of the fact that the Executive is employed by the Company. Without limiting the generality of the foregoing, the Executive agrees that he shall execute any and all documentation reasonably requested by the Company to assign all right, title and interest in any Invention to the Company.

         (d) The Executive further agrees that upon termination of his employment with the Company, for whatever reason, the Executive will surrender to the Company all of the property, client lists, notes, manuals, reports, documents and other things in the Executive's possession, including copies or computerized records thereof, which relate directly or indirectly to Confidential Information.

     5.2   Competition.

         (a) The Executive agrees that during his employment with the Company and for a period of one (1) year following the date of termination of his employment hereunder for any reason (whether such termination shall be voluntary or involuntary), the Executive, either individually or in conjunction with any other person or entity, shall not, within the geographic boundaries or the North American continent (the "Area"):

            (i) except as a passive investor in publicly-held companies, and except for investments held as of the date hereof, directly or indirectly own, operate, manage, consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any person or entity that directly or indirectly competes with the Company, or has as a business purpose either competition with the Company or carrying on business dealings which are reasonably capable of having an adverse effect on the business of the Company; or

            (ii) directly or indirectly solicit any business of a nature that is directly competitive with the business of the Company from, or in any way interfere with the Company's business relationships with, any individual or entity that obtained products or services from the Company or its affiliates, or that was a supplier of the Company or its affiliates, with whom the Company had active business dealings, whether or not solicited by the Executive on behalf of the Company, at any time during his employment with the Company, or in any other way try to divert or attempt to divert from the Company any business, the origin of which is within the Area; or

            (iii) employ, or directly or indirectly solicit, or cause the solicitation of, or in any way interfere with the employment by the Company or its affiliates of, any employees (or independent contractors) of the Company who are in the employ of the Company or its


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affiliates on the termination date of his employment hereunder for employment by the Executive or others.

         (b) The Executive expressly agrees and acknowledges that:

            (i) this covenant not to compete is reasonably necessary for the protection of the interests of the Company and is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

            (ii) the general public will not be harmed as a result of enforcement of this covenant not to compete;

            (iii) his personal legal counsel has reviewed this covenant not to compete; and

            (iv) he understands and hereby agrees to each and every term and condition of this covenant not to compete.

      5.3 Remedies. The Executive expressly agrees and acknowledges that the covenant not to compete set forth in Section 5.2 is necessary for the Company's and its affiliates' protection because of the nature and scope of their business and his position with the Company. Further, the Executive acknowledges that, in the event of his breach of his covenant not to compete, money damages will not sufficiently compensate the Company for its injury caused thereby, and he accordingly agrees that in addition to such money damages he may be restrained and enjoined from any continuing breach of the covenant not to compete without any bond or other security being required. The Executive acknowledges that any breach of the covenant not to compete would result in irreparable damage to the Company The executive further acknowledges and agrees that if the covenant not to compete herein is deemed to be unenforceable and/or the Executive fails to comply with this Article V, the Company has no obligation to provide any compensation or other benefits described in Article IV hereof. The Executive acknowledges that the remedy at law for any breach or threatened breach of Sections 5.1 and 5.2 will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including without ,imitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company. The provisions of this Section 6.1 shall not prevent, or require the consent of the parties hereto to, the assignment of this Agreement in connection with the transactions contemplated by the Reorganization Agreement entered into by and between the Company and Tracker Canada as of May 26, 1994.

         (a) The Company shall use reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of


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the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets which assumes this Agreement by operation of law or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there is not such designee, to his estate.

      6.2 Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or within five (5) business days after mailing if mailed by United States or Canadian certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

            To the Company:   The Tracker Corp. of America
                              180 Dundas Street West
                              Suite #1502
                              Toronto, Ontario M5G 1Z8

            To the Executive: I. Bruce Lewis
                              44 The Bridle Path
                              North York, Ontario
                              Canada M2L 1C8

Notices pursuant to Article III of this Agreement shall specify the specific termination provision relied upon by the party giving notice and shall state the effective date of the termination.

      6.3 Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by each of the parties hereto.

      6.4 Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

      6.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If, in any judicial proceedings, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such scope or


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
duration shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

      6.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be original but all of which together shall constitute one and the same instrument.

      6.7 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively in the manner set forth in this
Section 6.7. If the Company and the Executive disagree on any matter arising under or in connection with this Agreement, either party shall have the right to deliver to the other party a written request ( a "Consent Request") that the other party consent to the position of the requesting party with respect to the matter in question. The parties shall negotiate in good faith to resolve the matters set forth in the Consent Request. If the parties are unable to agree on a matter set forth in a Consent Request within ten (0) days following delivery thereof, then the parties shall select one arbitrator, who shall be knowledgeable in the high technology industry. If the parties fail to agree upon an arbitrator within ten (10) days, either party may request the Office of the president of the American Arbitration Association to do so. Each party shall then submit its or his position in writing to the arbitrator within ten (10) days of the arbitrator's selection. After receiving the written positions of the parties, and after a hearing, if the arbitrator deems a hearing to be necessary, the arbitrator shall and must select the position offered by one of the parties. Such arbitration procedure shall be commenced immediately upon selection of the arbitrator and shall be completed within forty-five (45) days. The decision of the arbitrator shall be final and binding on the parties. Notwithstanding any other provision of this Agreement, if any termination of this Agreement becomes subject to arbitration, the Company shall not be required to pay any amounts to the Executive (except those amounts required by law) until the completion of the arbitration and the rendering of the arbitrator's decision. The amounts, if any, determined by the arbitrator to be owned by the Company to the Executive shall be paid within five (5) days after the decision by the arbitrator is rendered. All matters approved pursuant to this Section 6.7 shall be deemed conclusively to have been approved or agreed upon by the parties for all purposes of this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrator.

      6.8 Modifications and Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions a the same or at any prior or subsequent time.

      6.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles.


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
      6.10 Survival. The obligations of the Company under Article IV hereof and the obligations of the Executive under Article V hereof shall survive the expiration of this Agreement.

      6.11 Assignment. Notwithstanding Article 6.1, the Executive and the Company agree that the Executive may assign the benefits but not the obligations of this Agreement to an entity controlled by him or under common control with him.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

                                          THE COMPANY
                                          THE TRACKER CORPORATION OF AMERICA


WITNESS:    __________________            BY:   /S/ MARK GERTZBEIN
                                          ITS:  DEPUTY CHAIRMAN OF THE BOARD
                                                OF DIRECTORS, PURSUANT TO
                                                COMPENSATION COMMITTEE

                                          THE EXECUTIVE


WITNESS:    __________________            /S/ BRUCE LEWIS
                                          I. BRUCE LEWIS


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